UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM  8-K

CURRENT  REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	April 24, 2008

Microfield Group, Inc.
(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

111 SW Columbia, Suite 480, Portland, OR	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(503) 419-3580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Acquisition or Disposition of Assets.

Microfield Group, Inc., an Oregon corporation (“Microfield”), completed the sale of all of the outstanding capital stock of its wholly owned subsidiary, Christenson Electric, Inc. (“CEI”) to CEI Acquisition, LLC on April 24, 2008.  Pursuant to the terms and conditions of an Acquisition Agreement dated November 27, 2007 (the “Acquisition Agreement”), as amended January 30, 2008, all of CEI’s assets were included in the sale.

The total consideration received pursuant to the Acquisition Agreement which consisted of cash and assumption of debt, was $9,050,000. The cash purchase price set forth in the Acquisition Agreement was $1,650,000. In addition, pursuant to the terms of the Acquisition Agreement, CEI remains obligated for approximately $7,400,000 of debt. Microfield has agreed to remain as guarantor on approximately $1,200,000 of debt in exchange for the agreement by CEI to pay a guaranty fee to Microfield and receipt of a personal guaranty of the debt given by A. Mark Walter in favor of Microfield.

CEI Acquisition, LLC was formed by A. Mark Walter solely for the purpose of purchasing CEI.  Mr. Walter is the current President of CEI and the former President of Microfield and director on Microfield’s Board of Directors.  Mr. Walter resigned from Microfield’s Board on October 17, 2007 and as President of Microfield on April 24, 2008.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Simultaneous with the closing of the sale of CEI, A. Mark Walter resigned as President of Microfield.

(c)  On April 24, 2008, Microfield’s Board of Directors appointed Rodney M. Boucher as President of Microfield.  Mr. Boucher is also the Chief Executive Officer of Microfield and on its Board of Directors.  Mr. Boucher joined the Company through the acquisition of EnergyConnect, Inc.  He was appointed Chief Executive Officer and appointed to the Board of Directors on October 13, 2005.  Prior to that date, Mr. Boucher was the founder, President and CEO of EnergyConnect, Inc. from its inception in 1998 until its acquisition by the Company in October 2005.  Before forming EnergyConnect, Inc., Mr. Boucher was Chief Executive Officer of Calpine Power Services and Senior Vice President of Calpine Corporation from 1995 to 1998.  Prior to that, Mr. Boucher served as Chief Operating Officer of Citizens Power and Light and held a number of senior management positions with PacificCorp and United Illuminating Company including Chief Information Officer, Vice President of Operations, Vice President of Power Resources, and Director of Engineering.  Mr. Boucher holds an AMP certificate from Harvard Business School, a MS in electrical engineering from Rensselaer Polytechnic University and a Bachelor of Science from Oregon State University.  Mr. Boucher is a member of several non-profit boards and a senior fellow of the American Leadership Forum.

ITEM 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The pro forma financial information reflecting the financial impact of the sale of CEI on Microfield is attached hereto as Exhibit 99.1.

(d)  Exhibits.

99.1 Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2008.

Microfield Group, Inc.

/s/ Rodney M. Boucher
Rodney M. Boucher
Chief Executive Officer